                                                                    Exhibit 10.4

                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT is made and entered into as of this 3rd day of January, 1994, by and between DAVE MORGAN (hereinafter referred to as "Employee"), and TRACK 'N TRAIL, a California corporation (hereinafter referred to as "Track 'N Trail").

    IN CONSIDERATION of the mutual promises set forth below, Employee and Track 'N Trail hereby agree as follows:

    1. EMPLOYMENT. Track 'N Trail hereby agrees to employ Employee, and Employee agrees to provide services to Track 'N Trail in the position of Director-Real Estate on an "at-will" basis, subject to the terms and conditions hereinafter set forth.

    2. DUTIES. Subject to the control of Track 'N Trail's Board of Directors and/or Track 'N Trail management personnel with authority over Employee, Employee shall perform the duties and responsibilities set forth in Attachment A and such other duties and responsibilities assigned from time-to-time which are commensurate with Employee's role as Track 'N Trail's Director-Real Estate. Throughout the term of this Agreement, Employee shall devote all of his or her energies, interest, abilities and productive time to the performance of his or her duties and responsibilities under this Agreement, and shall not, without Track 'N Trail's prior written consent, render services to any other person or entity or otherwise engage in any other activity that would materially interfere with the performance of such duties and responsibilities under this Agreement.

    3. TERM. The term of this Agreement shall be two (2) year(s) from the effective date of this Agreement and shall extend and renew for a one-year period each anniversary date thereafter, unless terminated as set forth herein. Employee or Track 'N Trail may terminate Employee's employment and this Agreement with or without "cause" (including by reason of Employee's disability for more than Four months or death) upon thirty (30) days' written notice to the other party. Additionally, Track 'N Trail may terminate this Agreement and Employee's employment for "cause" immediately without notice. "Cause" shall be defined as follows:

    (a) Employee being convicted of, pleading guilty or NOLO CONTENDERE to, or confessing to any act of fraud, misappropriation or embezzlement, or to any felony;

    (b)  Employee engaging in dishonest acts to the detriment of Track 'N
Trail;

    (c) Employee otherwise failing to comply with the terms of this Agreement and/or engaging in misconduct in violation of Track 'N Trail policies.

    4. PAY ON TERMINATION. Should Track 'N Trail terminate this Agreement and Employee's employment without cause as defined above and/or materially breach any portion of this Agreement, Track 'N Trail shall tender to Employee an amount equal to one (1 ) year of pay, to be calculated at the highest rate of pay Employee has received from Track 'N Trail in the two-year period prior to Employee's termination. Payments of said sum shall be made on Employee's last day of employment, or on terms mutually agreeable to Employee and Track 'N Trail.

    5. WORKING CONDITIONS. Track 'N Trail agrees that during the term of this Agreement Track 'N Trail:

    (a) Shall provide, establish and maintain reasonable working conditions for Employee and abide by all state, federal and local employment regulations and law;

    (b) Shall not, without the written consent of Employee, materially alter or reduce the duties and responsibilities assigned to Employee as set forth in Attachment A to this Agreement; or

    (c) Shall not, without written consent of Employee, require Employee to relocate to any office in excess of thirty (30) miles from El Dorado Hills, California.

    Notwithstanding anything to the contrary in this paragraph 5 or this Agreement overall, Track 'N Trail's failure to meet any of its obligations under this paragraph 5 shall constitute a termination of Employee without cause entitling Employee to the sole remedy of electing to continue his or her employment notwithstanding such failure or to leave Track 'N Trail's employ and receive compensation from Track 'N Trail pursuant to the provisions of paragraph 4.

    6. COMPENSATION. Employee agrees to accept and Track 'N Trail agrees to pay for Employee's services at the rate of $60,000.00 per year. Employee shall be eligible to receive bonuses on the same terms and conditions as other similarly situated employees. Track 'N Trail reserves the right to increase Employee's compensation rate prospectively at any time.

    7. CONFIDENTIAL INFORMATION. Employee will, in the course of Employee's duties on behalf of Track 'N Trail, be advised of certain business matters and affairs of Track 'N Trail regarding its clients and the management of its business. The duties performed by Employee for Track 'N Trail place Employee in a position of trust and confidence with respect to certain trade secrets and other proprietary information relating to the business of Track 'N Trail and not generally known to the public. These trade secrets include, but are not limited to, Track 'N Trail's price lists, advertising and promotional ideas and strategies, customer lists, and formulas, patterns, devices, processes, compilations of information, records, and specifications which are owned by Track 'N Trail and which are regularly used in the operation of Track 'N Trail (hereinafter "confidential information"). Employee will not, either during the term of Employee's employment or any time in the future, directly or indirectly:

    (a) Disclose or furnish, directly or indirectly, to any other person, firm, agency, corporation, client, business, or enterprise, any confidential information acquired by Employee during the term of this Agreement;

    (b) Individually or in conjunction with any other person, firm, agency, company, client, business or corporation, employ or cause to be employed any confidential information in any manner whatsoever, except in furtherance of the business of Track 'N Trail;

    (c) Without the written consent of Track 'N Trail, publish, deliver, or commit to being published or delivered, any copies, abstracts, or summaries of any files, records, documents, drawings, specifications, lists, equipment, and similar items relating to the business of Track 'N Trail, whether prepared by the Employee or otherwise coming into the Employee's possession, except to the extent required in the ordinary course of Track 'N Trail's business;

    (d) Attempt to encourage, induce, or otherwise solicit, directly or indirectly, any other employee of Track 'N Trail to breach an employment agreement with Track 'N Trail or to otherwise interfere with the advantageous business relationship of Track 'N Trail with its employees.

    All files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of Track 'N Trail, whether prepared by Employee or otherwise coming into the Employee's possession, shall remain the exclusive property of Track 'N Trail and shall not be removed from the premises of Track 'N Trail under any circumstances whatsoever without the prior written consent of an officer of Track 'N Trail.

    Upon termination of Employee's employment, Employee agrees to immediately return to Track 'N Trail all property of Track 'N Trail in as good condition as when received by Employee (normal wear and tear excepted) including, but not limited to, all files, records, documents, drawings, specifications, lists, equipment and supplies, promotional materials and similar items relating to the business of Track 'N Trail.


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


    8. REPAYMENTS. Employee hereby expressly agrees to repay to Track 'N Trail any and all sums owed by Employee to Track 'N Trail immediately upon termination of Employee's employment.

/s/ DTM
___________
Employee
Initials

    9. ARBITRATION. In the event Employee's employment and this Agreement are terminated, and Employee believes the termination was wrongful and/or violated any of Employee's rights, Employee and Track 'N Trail agree to submit any dispute arising out of the termination of Employee's employment, including, but not limited to, claims of termination allegedly resulting from discrimination on the basis of race, sex, age, national origin, ancestry, color, religion, marital status, status as a veteran of the Vietnam era, physical or mental disability, medical condition, or any other basis prohibited by law, exclusively to final and binding arbitration before a neutral arbitrator.

    If Employee and Track 'N Trail are unable to agree upon a neutral arbitrator, Track 'N Trail will obtain a list of arbitrators from a state or federal arbitration service. Employee (first) and then Track 'N Trail will alternately strike names from the list until one name remains; the remaining person shall be the arbitrator. The arbitrator shall be bound by the qualifications and disclosure provisions and the procedures set forth in the 1989 Model Employment Arbitration Procedures of the American Arbitration Association and shall order such discovery as is appropriate to the nature of the claim and necessary to the adjudication thereof.

    Arbitration proceedings shall be held in the city or town where Employee's employment services were performed, at Track 'N Trail headquarters or at any other location mutually agreed upon by Employee and Track 'N Trail. The arbitrator shall determine the prevailing party in the arbitration and the costs of the arbitration shall be paid by the nonprevailing party.

    Employee and Track 'N Trail agree that this arbitration shall be the exclusive means of resolving any dispute arising out of Employee's termination and that no other action will be brought by Employee in any court or other forum. ONLY THE ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

    If Employee decides to dispute Employee's termination, Employee agrees to deliver a written request for arbitration to Track 'N Trail within one year of the date of Employee's termination and to respond within 14 calendar days to each communication regarding the selection of an arbitrator and the scheduling of a hearing and other matters related to arbitration proceedings. If Track 'N Trail does not receive a written request for arbitration from Employee within one year from the date of Employee's termination or if Employee does not respond to any communication from Track 'N Trail about the arbitration proceedings within 14 calendar days, Employee agrees Employee will have waived any right to raise any claims arising out of the termination of Employee's employment with Track 'N Trail in arbitration or in any court or other forum. The limitations set forth in this paragraph shall not be subject to tolling, equitable or otherwise.

    The arbitrator shall be permitted to award only those remedies in law or equity which are requested by the parties and supported by credible, relevant evidence. The provisions of this arbitration provision, shall survive the termination of this Agreement and Employee's employment and shall remain in full force and effect thereafter.

    Employee and Track 'N Trail agree that if any court of competent jurisdiction declares that any part of this arbitration provision is illegal, invalid or unenforceable, such a declaration will not affect the legality, validity or enforceability of the remaining parts of the arbitration provision and the illegal, invalid or unenforceable part will no longer be part of this arbitration provision.

/s/ DTM
_________
Employee
Initials

    10. POLICIES. Employee shall be bound by all the policies, rules and regulations of Track 'N Trail now in force, and by all such other policies, rules and regulations as may be hereafter implemented and called to his/her notice, and will faithfully observe and abide by the same.

    11. OTHER TERMS AND CONDITIONS OF EMPLOYMENT. See Attachment B-Bonus Program. (If none, Employee initial here. ____).

    12. INDEMNIFICATION. Track 'N Trail agrees that Track 'N Trail shall indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee as a direct consequence of the discharge of his/her duties as such and/or by reason of the fact that Employee is or was an agent of Track 'N Trail. Track 'N Trail further agrees to indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee arising out of Track 'N Trail's breach of this Agreement or any part thereof, regardless of the judgment or decisions arising therefrom.

    13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of said parties and each of them and their heirs, administrators, representatives, executors, successors and assigns provided, however, that in no event may Employee assign his or her rights or delegate his or her duties under this Agreement to any other party without the prior written consent of Track 'N Trail.

    14. SEVERABILITY. Track 'N Trail and Employee agree that should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision will be deemed not to be part of this Agreement.

    15. ENTIRE UNDERSTANDING. This Agreement contains all the understandings and agreements between the parties concerning Employee's employment and Employee acknowledges that no person who is either an agent or employee of Track 'N Trail may orally or by conduct modify, delete, vary, or contradict, the terms and conditions set forth herein. This Agreement replaces any and all prior agreements between Employee and Track 'N Trail related to Employee's employment and any and all such prior Agreements are hereby canceled.

    IN WITNESS WHEREOF, the parties have executed this Agreement at El Dorado Hills, California to be effective as of the date first written above.

                                       EMPLOYEE:

                                       /s/ DAVE T. MORGAN
                                       ---------------------------------------


                                       TRACK 'N TRAIL, a California corporation



                                       By /s/ DAVE SUECHTING, JR.
                                          ------------------------------------
                                          Name: DAVE SUECHTING, JR.
                                          Title: President


Copy Delivered to Employee on
1/3/94



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


                      JOB DESCRIPTION - DIRECTOR OF REAL ESTATE

1.0 INTRODUCTION:

    1.1 The purpose of this procedure is to establish and define the position of Director of Real Estate.

    1.2 The basic function of the Director of Real Estate is to direct the real estate operations in order to meet corporate expansion and financial goals.

2.0 AUTHORITY:

    2.1 The Director of Real Estate is appointed at will by Track 'n Trail and is a member of the Corporate Executive Committee.

    2.2 The Director of Real Estate reports directly to the Executive Vice President/C.O.O.

    2.3 The Project Manager and the Real Estate Administrative Assistant report directly to the Director of Real Estate.

    2.4 The Director of Real Estate exercises hiring, firing, promoting and commending authority over those personnel reporting directly to him/her.

    2.5 The Director of Real Estate has the authority to conduct compensation reviews for those personnel reporting directly to him/her. Any changes will be in the form of recommendations and as part of the budget process.

    2.6 The Director of Real Estate has the authority to approve store construction, repair, and maintenance expenditures.

3.0 RESPONSIBILITIES:

    The Director of Real Estate is responsible for the following:

    3.1    Management of all real estate personnel.

    3.2 Work with Senior Management to develop corporate strategic growth plans.

    3.3 Establish and maintain standards for site selection, leases, construction, property management and repair and maintenance.

    3.4    Establish and maintain site approval procedures for Executive
           Committee.


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


    3.5 Establish and maintain documentation system sufficient to support the real estate function.

    3.6    Manage corporate facilities and capital assets.

    3.7    Attend and actively participate in all required company meetings.

4.0 MEASURES OF PERFORMANCE:

    4.1 Maintain an inventory of potential new sites in order to satisfy corporate growth.

    4.2    Insure timely new store openings to meet corporate financial goals.

    4.3 Perform all construction projects in concert with lease contract obligations.

    4.4    Construct new facilities and remodels within projected cost budget.

    4.5    Evaluate and maintain effective cost basis for all store components.

    4.6 Interview and approve contractors, architects and suppliers for all facilities projects.

    4.7 Establish and maintain an accountability system for HVAC maintenance and repair.

    4.8 Establish and maintain positive relationships with the development community.

    4.9 Provide Senior Management with technical support for all development projects on an as-needed basis.

    4.10 Report real estate department progress and status to Senior Management on a periodic basis.

    4.11   Meet real estate department expense budget commitments.

    4.12 Provide job descriptions and performance evaluations for all real estate personnel.

    4.13 Establish and maintain a secure filing system for corporate leases and legal documents.

    4.14   Establish and maintain cost effective system for lease legal review.


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


DATE:      JANUARY 3, 1994

TO:        DAVE MORGAN
FROM:      DAVE SUECHTING JR.

SUBJECT:   1994 EXECUTIVE BONUS PROGRAM

- - - - - - - - - - - - - - PERSONAL AND CONFIDENTIAL - - - - - - - - - - - - -

I AM PLEASED TO ANNOUNCE THE 1994 BONUS PLAN FOR YOU, FOR THE PERIOD ENDING 12/31/94. THE DETAILS AND AN EXAMPLE OF THE PLAN ARE ON THE ENCLOSED ATTACHMENT. YOUR BONUS EARNINGS WILL BE BASED UPON THREE AREAS OF RESPONSIBILITY AS FOLLOWS:

1) PROFITABILITY - 1.5% EARNINGS ON PRE-TAX INCOME ABOVE THE BENCHMARK EARNINGS OF $2,499,000.

2)  PROJECT COMPLETION - $500 PER PROJECT COMPLETED ON TIME AND ON BUDGET.

3) PROJECT SAVINGS - 20% OF THE SAVINGS UNDER BUDGET FOR EACH PROJECT COMPLETED ON TIME AND ON BUDGET.

IT IS UNDERSTOOD THAT IF CERTAIN MINIMUM PERFORMANCE IS NOT ATTAINED AS DEFINED ON THE ATTACHMENT, THAT THE EMPLOYEE WILL NOT PARTICIPATE IN CERTAIN PORTIONS OF THE BONUS PROGRAM FOR 1994.

THE PRE-TAX PROFITS WILL NOT BE PENALIZED (REDUCED) FOR ITEMS WHICH ARE NOT NORMAL OPERATING ITEMS, INCLUDING:

    -    LEGAL BILLS INCURRED IN DEFENDING THE COMPANY FROM SHAREHOLDERS.

    - LEGAL/ACCOUNTING/APPRAISAL/INVESTMENT BANKING OR ANY OTHER BILLS RELATED TO THE SALE OR POTENTIAL SALE OF THE COMPANY.

    - ANY PAYMENTS/FEES PAID TO OR ON BEHALF OF DAVE SUECHTING SR/BARBARA SUECHTING.

    -    ANY DISTRIBUTIONS TO THE SHAREHOLDERS.

    - ANY COURT ORDERED EXPENSE DUE TO THE SHAREHOLDERS INCLUDING PAYMENT FOR BOARD MEMBERS, OR NEUTRAL "EMPLOYEES."

    -    ANY MANAGEMENT FEE SALARY OR SIMILAR EXPENSE FROM NEW OWNERS.

    - ANY EXPENSE PAID TO THE TERMINATE A LEASE ON A NON-PRODUCTIVE STORE, NET OF ANY SAVINGS IN THE CURRENT YEAR FROM EARLY TERMINATION.

    -    EXPENSES INCURRED DUE TO STOCK APPRECIATION RIGHTS.

    -    ANY OTHER EXPENSES NOT IN THE NORMAL COURSE OF BUSINESS.

IT IS UNDERSTOOD THAT THIS BONUS AGREEMENT SHALL BE BINDING UPON ANY SUCCESSORS, SHOULD THE COMPANY BE SOLD IN PART OR IN WHOLE.

THE BONUS PAYOUT FOR CALENDAR 1994 WILL OCCUR ON OR BEFORE 3/15/95, FOR EACH PARTICIPANT THAT WAS EMPLOYED AS OF 12/31/94.

THIS BONUS PLAN IS EFFECTIVE FOR THE CALENDAR YEAR 1994 ONLY, AND THE COMPANY RESERVES THE RIGHT TO ELIMINATE OR CHANGE THE BONUS PROGRAM FOR FUTURE PERIODS.

DIRECTOR OF REAL ESTATE

1.5% OF EARNINGS OVER BENCHMARK EARNINGS

PROJECTS COMPLETED ON SCHEDULE (STORE IS OPEN FOR BUSINESS) & ON BUDGET BEFORE 12/31/94
    - $500 PER PROJECT

EMPLOYEE WILL EARN 20% OF THE SAVINGS FROM EACH PROJECT WHICH IS COMPLETED UNDER BUDGET & ON-TIME. THE SAVINGS IS COMPUTED AS THE DIFFERENCE BETWEEN THE BUDGETED AMOUNT AND THE FINAL AMOUNT OF THE CONSTRUCTION COSTS.
    - MAXIMUM AMOUNT PER PROJECT $2,500.

IN THE EVENT IT IS DETERMINED THAT IT IS IN THE COMPANY'S BEST INTERESTS TO DELAY A PROJECT, THE CEO OR COO HAS THE AUTHORITY TO CHANGE THE DEADLINE ON THE ATTACHED PAGE, IN WRITING, BEFORE THE DEADLINE EXPIRES.

IN ORDER TO PARTICIPATE IN THE PROJECTS BONUSES, THE TOTAL OF THE INDIVIDUAL COMPLETED PROJECTS MUST BE AT OR BELOW BUDGETED COSTS AS A WHOLE. AS A CLARIFICATION, IF A STORE IS INTENTIONALLY SHIFTED TO A LATER YEAR, THE STORE'S CONSTRUCTION BUDGET WOULD BE EXCLUDED FROM THE TOTAL.

SEE ATTACHED LISTING OF PROJECT BUDGETS/DEADLINES

THE COMPANY RESERVES THE RIGHT TO ADD ADDITIONAL PROJECTS AND CORRESPONDING BUDGETS TO THE LIST. THE EMPLOYEE WILL THEN EARN AN ADDITIONAL $500 PER PROJECT WHICH IS COMPLETED ON TIME AND ON BUDGET, AND WILL PARTICIPATE IN EARNING A BONUS ON 20% OF THE SAVINGS.

NOTE:
    8 REMODELS
    5 NEW STORES

                                                                BONUS
                                                                -----
1)  BENCHMARK EARNINGS @ 1.5%                                    7,515

2)  11 PROJECTS COMPLETED ON TIME/BUDGET                         5,500

3)  PROJECT SAVINGS OF $45,000                                   9,000
                                                                ------

         BONUS PAYOUT                                           22,015
                                                                ------
                                                                ------


                             REAL ESTATE BUDGET DEADLINES

                                            BUDGET              DEADLINE
                                            ------              --------

STORE #03 REMODEL                           40,000              03/29/94
STORE #06 REMODEL                           40,000              03/18/94
STORE #11 REMODEL                           40,000              03/29/94
STORE #16 REMODEL                           40,000              03/29/94
STORE #40 REMODEL                           65,000              05/30/94
STORE #41 REMODEL                           75,000              05/30/94
STORE #42 REMODEL                           80,000              02/26/94
STORE #44 REMODEL                           80,000              02/26/95

REPLACEMENT STORE #01                       80,500              05/01/94
REPLACEMENT STORE #02                       80,500              05/01/94
REPLACEMENT STORE #03                       80,500              05/01/94
REPLACEMENT STORE #04                       80,500              05/01/94
REPLACEMENT STORE #05                       80,500              05/01/94
                                            ------

                                            862,500
                                            ------
                                            ------


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